Exhibit 10.9
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                             Dynatronics Corporation
                        Stock Option Grant and Agreement


Pursuant to the terms and conditions of Dynatronics Corporation 2005 Equity Incentive Award Plan (the "Plan"), Dynatronics Corporation (the "Company") hereby grants to the Participant an Option to purchase shares of the Company's common stock on the following terms and conditions:

         1. Identifying Provisions. As used in this Option, the following terms shall have the following respective meanings:

         a.   Participant is:

         b.   Date of Grant is:

         c.   Number of Covered Shares is:

         d.   Exercise Price Per Share is:

         e.   Expiration Date:

         2. Award. This Agreement specifies the terms of the option ("Option") granted to the Participant to purchase the number of Covered Shares of Stock at the Exercise Price set forth above in Paragraph 1. The Option is not an "incentive stock option" as that term is used in Code section 422.

         3. Date of Exercise. Except as limited by this Agreement or by the Plan, this Option shall become exercisable one year after the Grant Date and shall remain exercisable until and including the Expiration Date of this Option, whereupon the Option shall expire and may thereafter no longer be exercised.

An installment shall not become exercisable on the otherwise applicable vesting date if the Participant's Date of Termination (as defined in Paragraph 8, below) occurs on or before such vesting date. Notwithstanding the foregoing provisions of this Paragraph 3, the Option shall become exercisable with respect to all of the Covered Shares (to the extent it is not then otherwise exercisable) as follows:

              a.  The  Option   shall   become   fully   exercisable   upon  the
         Participant's Date of Termination, if the Date of Termination occurs by reason of the Participant's death or Disability.


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              b. The Option may be exercised on or after the Date of Termination only as to that portion of the Covered Shares as to which it was exercisable immediately prior to the Date of Termination, or as to which it became exercisable on the Date of Termination in accordance with this Paragraph 3.

         4. Expiration. The Option shall not be exercisable after the Company's close of business on the Expiration Date. The Expiration Date shall be the earliest to occur of:

              a. The tenth-year anniversary of the Grant Date;

              b. If the Participant's Date of Termination occurs by reason of death, Disability or Retirement, the 90-day anniversary of such Date of Termination; or

              c. If the Participant's Date of Termination occurs for reasons other than death, Disability, or Retirement, the 90-day anniversary of such Date of Termination.

         5. Method of Exercise. Subject to the terms of this Agreement and the Plan, the Option may be exercised in whole or in part by filing a written notice with the Secretary of the Company at its corporate headquarters prior to the Company's close of business on the Expiration Date. Such notice shall specify the number of Covered Shares the Participant elects to purchase, and shall be accompanied by payment of the Exercise Price for such shares. Payment shall be by cash or by check payable to the Company. Except as otherwise provided by the Committee before the Option is exercised, (i) all or a portion of the Exercise Price may be paid by the Participant by delivery of mature shares of Stock owned by the Participant and acceptable to the Committee having an aggregate Fair Market Value (as of the date of exercise) that is equal to the amount of cash that would otherwise be required; and (ii) the Participant may pay the Exercise Price by authorizing a third party to sell shares of Stock (or a sufficient portion of the shares) acquired upon exercise of the Option and remit to the Company a sufficient portion of the sale proceeds to pay the entire Exercise Price and any tax withholding resulting from such exercise. The Option shall not be exercisable if and to the extent the Company determines that such exercise would violate applicable state or federal securities laws or the rules and regulations of any securities exchange on which the Stock is traded. If the Company makes such a determination, it shall use all reasonable efforts to obtain compliance with such laws, rules or regulations. In making any determination hereunder, the Company may rely on the opinion of counsel for the Company.

         6. Withholding. All deliveries and distributions under this Agreement are subject to withholding of all applicable taxes. At the election of the Participant, and subject to such rules and limitations as may be established by the Committee from time to time, such withholding obligations may be satisfied through the surrender of shares of Stock which the Participant already owns and has held for a minimum of six months, or to which the Participant is otherwise entitled under the Plan. The Company may also satisfy its withholding obligations under this Section by offsetting such amounts against salary or other payments owed to Participant.


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         7.  Transferability.  Except as otherwise provided in this Paragraph 7, the Option is not transferable other than as designated by the Participant by will or by the laws of descent and distribution, and during the Participant's life, may be exercised only by the Participant. However, the Participant, with
the  prior  approval  of  the   Committee,   may  transfer  the  Option  for  no
consideration to or for the benefit of the Participant's Immediate Family (including, without limitation, to a trust for the benefit of the Participant's Immediate Family or to a partnership or limited liability company for one or more members of the Participant's Immediate Family), subject to such limits as the Committee may establish, and the transferee shall remain subject to all terms and conditions applicable to the Option prior to such transfer. The foregoing right to transfer the Option shall apply to the right to consent to amendments to this Agreement and, in the discretion of the Committee, shall also apply to the right to transfer ancillary rights associated with the Option. The term "Immediate Family" means the Participant's spouse, parents, children, stepchildren, adoptive relationships, sisters, brothers and grandchildren.

         8. Definitions. Capitalized terms in this Agreement shall have the meaning given them in the Plan, or elsewhere in this Agreement. In addition, the following definitions shall apply:

         "Affiliate" has the meaning set forth in Rule 12b-2 of the regulations promulgated under the Exchange Act.

         "Date of Termination" is the first day occurring on or after the Grant Date on which the Participant ceases to be employed by the Company or any Subsidiary or ceases to serve as a member of the board of directors of the Company or a Subsidiary or as a consultant to the Company or a Subsidiary, regardless of the reason for the termination of such employment, directorship or consulting arrangement; provided that a termination of employment shall not be deemed to occur by reason of a transfer of the Participant between the Company and a Subsidiary or between two Subsidiaries; and further provided that the Participant's employment shall not be considered terminated while the Participant is on an authorized leave of absence from the Company or Subsidiary.

         9. Heirs and Successors. This Agreement shall be binding upon, and inure to the benefit of, the Company and its successors and assigns, and upon any person acquiring, whether by merger, consolidation, purchase of assets or otherwise, all or substantially all of the Company's assets and business. If any rights exercisable by the Participant or benefits deliverable to the Participant under this Agreement have not been exercised or delivered, respectively, at the time of the Participant's death, such rights shall be exercisable by the Designated Beneficiary, and such benefits shall be delivered to the Designated Beneficiary in accordance with the provisions of this Agreement and the Plan. The "Designated Beneficiary" shall be the beneficiary or beneficiaries designated by the Participant in a writing filed with the Committee in such form and at such time as the Committee shall require. If a deceased Participant fails to designate a beneficiary, or if the Designated Beneficiary does not survive the participant, any rights that would have been exercisable by the Participant and any benefits distributable to the Participant shall be exercised by or distributed to the legal representative of the estate of the Participant. If a deceased Participant has designated a beneficiary but the Designated Beneficiary

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dies  before the  Designated  Beneficiary's  exercise  of all rights  under this
Agreement  or before the  complete  distribution  of benefits to the  Designated
Beneficiary under this Agreement, then any rights that would have been exercisable by the Designated Beneficiary shall be exercised by the legal representative of the estate of the Designated Beneficiary, and any benefits distributable to the Designated Beneficiary shall be distributed to the legal representative of the estate of the Designated Beneficiary.

         10. Administration. The authority to manage and control the operation and administration of this Agreement shall be vested in the Committee, and the Committee shall have all powers with respect to this Agreement as it has with respect to the Plan. Any interpretation of the Agreement by the Committee and any decision made by it with respect to the Agreement is final and binding on all persons.

         11. Plan Governs. This Option is subject to and the Participant is bound by all of the terms and conditions of the Plan, as the same may have been amended from time to time in accordance with its terms. A copy of the Plan in its present form is available from the office of the Secretary of the Company. In the event of a conflict between the terms of the Plan and the terms of this Agreement, the terms and provisions of the Plan shall govern.

         12. Not an Employment Contract. The Option does not confer any right on the Participant with respect to continuation of employment or other service with the Company or any Subsidiary, nor will it interfere in any way with any right the Company or any Subsidiary would otherwise have to terminate or modify the terms of such Participant's employment or other service at any time.

         13. Rights in Stock before Issuance and Delivery. No person shall be entitled to the privileges of stock ownership in respect of any shares issuable upon exercise of this Option unless and until such shares have been issued to such person as fully-paid shares.

         14. Notices. Any notice to be given to the Company shall be addressed to the Company in care of its Corporate Secretary at its principal offices and any notice to be given to the Participant shall be addressed to the Participant at the address set forth beneath the Participant's signature hereto or at such other address as the Participant may hereafter designate in writing to the Company. Any such notice shall be deemed duly given when enclosed in a properly sealed envelope or wrapper addressed as before said, registered or certified and deposited postage and registry or certification fees prepaid in a post office or branch post office regularly maintained by the United States Postal Service.

         15. Other Terms. This Agreement has been executed and delivered by the Company in Salt Lake City, Utah and shall be construed and enforced in accordance with the laws of said state, other than any choice of law rules calling for the application of laws of another jurisdiction. This Agreement may be amended by written agreement of the Participant and the Company, without the consent of any other person. If the Company enters into a transaction which is intended to be accounted for using the pooling-of-interests method of accounting, but it is determined by the Board that the Option or any aspect thereof could reasonably be expected to preclude such treatment, then the Board may modify (to the minimum extent required) or revoke (if necessary) the Option or any of the provisions thereof to the extent that the Board determines that such modification or revocation is necessary to enable the transaction to be subject to pooling-of-interests accounting.


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         IN WITNESS  WHEREOF the Company has granted  this Option on the Date of
Grant specified above.

Dynatronics Corporation
7030 Park Centre Drive
Salt Lake City, Utah 84121

By:      ____________________________________
Its:     Secretary/Treasurer

Participant:

_________________________________________
Signature
Address:

_________________________________________
_________________________________________
City/State/Zip





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                               NOTICE OF EXERCISE
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Dynatronics Corporation
7030 Park Centre Drive
Salt Lake City, Utah 84121

Ladies and Gentlemen:

The undersigned hereby elects to purchase, pursuant to the provisions of the Stock Option Agreement and Option held by the undersigned, dated ___________, _________ shares of Stock of Dynatronics Corporation, a Utah corporation, issuable upon exercise of said Option.

The undersigned hereby attaches the purchase price payable for such shares at $______ per share in the form of ____________________________________ (specify cash, check, money order, other securities, etc.).

Dated:


Signature


Printed Name

Address:






(Social Security Number)












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